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                             CANNONDALE CORPORATION

                        1994 EMPLOYEE STOCK PURCHASE PLAN


1.       Purposes.

         The 1994 Employee Stock Purchase Plan (the "Plan") of Cannondale Corporation (hereinafter referred to as the "Company," unless the context otherwise requires) is intended to provide a method whereby employees of the Company and its subsidiary corporations will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's common stock, $.01 par value ("Common Stock"). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2.       Definitions.

         (a) "base pay" means regular straight-time earnings, excluding payments for overtime, shift premium, incentive compensation, bonuses, and other special payments, but including, in the case of employees who are salespersons, sales commissions to the extent determined by the Committee.

         (b) "Committee" means the Committee referenced in Paragraph 13 or, if no such Committee has been designated, "Committee" means the Board of Directors of the Company.

         (c) "employee" means any person who is customarily employed on a full time or part time basis and regularly scheduled for more than 20 hours per week and more than five months in a calendar year by the Company or any subsidiary.

         (d) "Offering Commencement Date" means the applicable date on which an Offering under the Plan commences pursuant to Paragraph 4.

         (e) "Offering Termination Date" means the applicable date on which an Offering under the Plan terminates pursuant to Paragraph 4.

         (f) "Offering Period" means the applicable period during which an Offering shall take place pursuant to Paragraph 4.

         (g) "subsidiary" means any present or future corporation which (i) would be a "subsidiary corporation" as that term is defined in Section 424(f) of the Code and (ii) is designated as a participant in the Plan by the Committee.
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3.       Eligibility and Participation.

         (a) Any employee who shall have completed not less than one year's continuous employment and shall be employed by the Company or any subsidiary on the date his or her participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan which commence on or after such one year period has concluded.

         (b) For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an employee for the first 90 days of such leave of absence and such employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day.
 Termination by the Company of any employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an employee's employment for all purposes of the Plan and shall terminate such employee's participation in the Plan and right to exercise any option.

         (c) Any provision of the Plan to the contrary notwithstanding, no employee shall be granted an option under the Plan:

                  (i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary (applying the rules of Section 424(d) of the Code in determining stock ownership for any employee); or

                  (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         (d) An eligible employee may become a participant in an Offering by completing an authorization for a payroll deduction ("Authorization") on the form provided by the Company and filing it with the office of the Treasurer of the Company at least seven days and no more than 30 days prior to the Offering Commencement Date. Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when such participant's Authorization becomes effective and shall end on the Offering Termination Date, unless sooner terminated pursuant to Paragraph 9.
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4.       Offering Periods.

         (a) The Plan will be implemented by ten semi-annual offerings (referred to herein collectively as "Semi-Annual Offerings," individually as a "Semi-Annual Offering" and chronologically as "Offering 1" through "Offering 10") of Common Stock. The Offering Periods shall be January 1 to the next succeeding June 30 and July 1 to the next succeeding December 31; provided, however, that the first Offering Commencement Date shall be January 1, 1995 and the first Offering Termination Date shall be June 30, 1995. If any Offering Commencement Date or Offering Termination Date shall be a Saturday, Sunday or holiday, such Date shall be deemed to be the next regular business day.

         (b) Notwithstanding the foregoing, the Committee may, at its discretion, authorize in lieu of any two consecutive SemiAnnual Offerings a single annual offering (referred to herein collectively as "Annual Offerings" and individually as an "Annual Offering"), any such Annual Offering to commence on an Offering Commencement Date specified above and to terminate 12 months thereafter. (Annual Offerings and Semi-Annual Offerings may hereinafter be referred to collectively as "Offerings" and individually as an "Offering".)

         (c) Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.


5.       Payroll Deductions.

         (a) At the time a participant files his or her Authorization for a payroll deduction, the participant shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his or her base pay in effect at the applicable Offering Commencement Date.

         (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any separate cash payment into such account.

         (c) Except as provided in Paragraph 9, a participant may only make changes to the rate of deductions from his or her annualized base pay during an Offering by completing a new Authorization on the form provided by the Company and filing it with the office of the Treasurer as provided herein. Such new Authorization shall be effective upon the commencement of the first pay period subsequent to its filing. A participant may change his or her Authorization at any time (subject to limitations on the frequency of such changes as may be imposed by rules adopted by the Committee).


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         (d) If a participant goes on a leave of absence, such participant shall have the right to elect (i) to withdraw the balance in his or her account pursuant to Section 9(a), (ii) to discontinue contributions to the Plan but remain a participant in the Plan, or (iii) remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

6.       Granting of Option.

         (a) For each of the Offerings, a participating employee shall be deemed to have been granted an option (the "Option") to purchase, on the applicable Offering Commencement Date, a maximum number of shares of Common Stock equal to an amount determined as follows:

                  (i) In the case of any Semi-Annual Offering, 85% of the market value of a share of Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to (x) one-half of that percentage of the employee's annualized base pay which he or she has elected to have withheld (but in no case greater than 5%) multiplied by (y) such employee's annualized base pay in effect on such Offering Commencement Date.

                  (ii) In the case of any Annual Offering, 85% of the market value of a share of Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to (x) that percentage of the employee's annualized base pay which he or she has elected to have withheld (but in no case greater than 10%) multiplied by (y) such employee's annualized base pay in effect on such Offering Commencement Date.

The market value of the Common Stock shall be determined as provided in subparagraph (b) below. An employee's annualized base pay shall be determined as follows: (i) in the case of a full-time employee normally paid on an hourly rate, by multiplying his or her normal hourly rate by 2080; (ii) in the case of a part-time employee normally paid on an hourly rate, by multiplying his or her normal hourly rate by the product of 52 times the number of hours in his or her normal work week; (iii) in the case of an employee normally paid at a weekly rate, by multiplying his or her normal weekly rate by 52; (iv) in the case of an employee normally paid at a bi-weekly rate, by multiplying his or her normal bi-weekly rate by 26; and (v) in the case of an employee normally paid at a monthly rate, by multiplying his or her normal monthly rate by 12.


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         (b) The purchase price per share of Common Stock purchased with payroll deductions made during each Offering (the "Exercise Price") shall be determined as the lesser of 85% of the average of the closing bid and asked prices for the Common Stock in the over-the-counter market as reported by NASDAQ, or, if the Common Stock is then listed on the National Market System or a national securities exchange, 85% of the composite closing price of the Common Stock on such system or exchange, as published in The Wall Street Journal, on the (i) Offering Commencement Date or (ii) the Offering Termination Date applicable to such Offering (or on the next regular business date on which shares of Common Stock shall be traded in the event that no shares of Common Stock shall have been traded on such date). If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the Common Stock are to be determined then reference shall be made to the fair market value of the Common Stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

7.       Exercise of Option.

         With respect to each Offering during the term of the Plan:

         (a) Unless a participant gives written notice of withdrawal to the Company as provided in Paragraph 9, his or her Option will be deemed to have been exercised automatically at 11:59 p.m. on the applicable Offering Termination Date, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her account at that time shall purchase at the applicable Exercise Price (but not in excess of the number of shares for which options have been granted the employee pursuant to Paragraph 6(a)), and any excess in his or her account at that time will (i) in the event the employee has elected to participate in the subsequent Offering, be credited to his or her account for such subsequent Offering, or (ii) in the event the employee has not elected to participate in the subsequent Offering, be returned to the employee promptly following the termination of the Offering.

         (b) Fractional shares will not be issued under the Plan and any accumulated payroll deductions for an employee under an Offering which would have been used to purchase fractional shares shall (i) in the event the employee has elected to participate in the subsequent Offering, be credited to his account for such subsequent Offering, or (ii) in the event the employee has not elected to participate in the subsequent Offering, be returned to the employee promptly following the termination of the Offering.
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8.       Delivery.

         As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant a certificate or certificates representing the shares of Common Stock purchased upon the exercise of such participant's Option.

9.       Withdrawal.

         (a) A participant may elect to withdraw payroll deductions credited to his or her account under any Offering at any time prior to the applicable Offering Termination Date by giving written notice of withdrawal to the Treasurer of the Company. All of the participant's payroll deductions credited to his or her account (without interest thereon) will be paid to the participant promptly after receipt of such notice of withdrawal and no further payroll deductions will be made from his or her pay during such Offering. The Company may, at its option, treat any attempt by an employee to borrow on the security of accumulated payroll deductions as an election, under this Paragraph, to withdraw such deductions.

         (b) A participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company, except that employees who are also officers within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be subject to the provisions of Rule 16b-3(d)(2) promulgated under the Exchange Act and any successor provisions therefor.

         (c) Upon termination of the participant's employment for any reason, including retirement but excluding death while in the employ of the Company or a subsidiary, the payroll deductions credited to his or her account will be returned to the participant or, in the case of the participant's death subsequent to the termination of employment, to the person or persons entitled thereto under Paragraph 13.

         (d) Upon termination of the participant's employment because of death, his or her beneficiary (as defined in Paragraph 13) shall have the right to elect, by written notice given to the Treasurer of the Company prior to the first to occur of (A) the expiration of the period of 60 days commencing with the date of the death of the participant, or (B) the Offering Termination Date next following the date of the participant's death, either

                  (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan or
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                  (ii) to exercise the participant's Option on the Offering
                  Termination Date next following the date of the participant's death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable Exercise Price, and any excess in such account will be returned to said beneficiary without interest.

In the event that no such written notice of election shall be duly received by the office of the Treasurer of the Company, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's death and the same will be paid promptly to the said beneficiary without interest.

         (e) A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5(d), continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than 90 days and who therefore is not an employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full-time or part-time employment with the Company at the earlier of (i) the termination of such leave of absence or
(ii) three months from the 90th day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.

10.      Interest.

         No interest will be paid or allowed on any money paid into the Plan during any Offering Period or credited to the account of any participant during such Offering Period except as otherwise specified by the Committee prior to the Offering Commencement Date of such Offering Period.

11.      Common Stock.

         (a) Subject to adjustment for changes in the capitalization of the Company as provided in Paragraph 16, the maximum number of shares of Common Stock which shall be made available for sale under the Plan is 348,750 shares. On or before each Offering Commencement Date the Committee shall determine the maximum number of shares available during such Offering; provided that the maximum number shall not exceed 34,875 shares in the case of any Semi-Annual Offering, or 69,750 shares in the case of any Annual Offering, in each case together with any shares remaining unsold from the prior Offering(s) (such
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amounts being subject to adjustment as provided in Paragraph 16). If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Paragraph 7 exceeds the maximum number available under such Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly uniform a manner as shall be practicable and as it shall determine to be equitable, and any excess in the account of each participant will be returned to the employee promptly following the termination of the Offering.

         (b) The participant will have no interest in Common Stock covered by his or her Option until such Option has been exercised.

         (c) Certificates for Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Company prior to the applicable Offering Termination Date, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

         (d) The Committee may, in its discretion, require as conditions to the exercise of any Option that the shares of Common Stock reserved for issuance upon the exercise of the Option shall have been duly authorized for trading in the over-the-counter market or the National Market System on the NASDAQ system or on a national securities exchange and that a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective.

12.      Administration.

         The Plan shall be administered by a Committee designated by the Board of Directors, which Committee shall consist of at least two directors who are "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act. No member of the Committee shall be eligible to purchase Common Stock under the Plan. All powers and rights of the Committee may also and concurrently be exercised by the Board of Directors in its sole discretion. If the Board of Directors has not designated any such Committee, all references herein to the Committee shall be to the Board of Directors. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heir or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee or by the Board of Directors.


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13.      Designation of Beneficiary.

         A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash in the event of the death of the participant prior to the delivery of such shares or cash to the participant. Such designation of beneficiary may be changed by the participant at any time by written notice to the Treasurer of the Company. The beneficiary may, as and to the extent provided in Paragraph 9(d), elect to exercise the participant's Option when it becomes exercisable on the Offering Termination Date of the then current Offering. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence by the participant under the Plan, and notice of election of the beneficiary to exercise the Option, the Company shall deliver such stock and/or cash at the end of the applicable Offering Period to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

14.      Transferability.

         Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 9(a).

15.      Use of Funds.

         The Company shall not be obligated to segregate any payroll deductions received or held by the Company.

16.      Effect of Changes of Common Stock.

         (a) In the event of any changes of outstanding shares of the Common Stock by reason of stock dividends, subdivisions, combinations and exchanges of shares, recapitalizations, mergers in which the Company is the surviving

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corporation, consolidations and the like, the aggregate number and class of shares available under the Plan and the Exercise Price per share shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any such adjustments may provide for the elimination of any fractional shares which would otherwise become subject to any Option.

         (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each Option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 16(b) shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such Option might thereafter be entitled to receive.

17.      Amendment or Termination.

         The Committee may at any time terminate or amend the Plan. Except as hereinafter provided, no such termination may affect Options previously granted which would adversely affect the rights of any participant, nor may an amendment be made without prior approval of the stockholders of the Company if such amendment would (i) cause the Plan to no longer comply with Section 423 of the Code, or any successor rule or regulation thereof, (ii) require stockholder approval under the rules of NASDAQ or the national securities exchange on which the Common Stock is then traded, or (iii) permit the members of the Committee to purchase Common Stock under the Plan.

18.      Notices.

         All notices or other communications by a participant to the Company under or in connection with the Plan must be in writing and shall be deemed to have been duly given when received by the Treasurer of the Company.
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19.      Effective Date.

         The Plan shall become effective as of January 1, 1995, subject to approval by the holders of the majority of the Common Stock on or before December 31, 1995. If the Plan is not so approved, the Plan shall not become effective.

20.      No Employment Rights.

         The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

21.      Effect of Plan.

         The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

22.      Governing Law.

         The laws of the State of Connecticut will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

23.      Registration and Qualification of the Plan under Applicable
         Securities Laws.

         No Option shall be granted under the Plan until such time as the Company has qualified or registered the shares which are subject to the Option under the applicable state and federal securities laws to the extent required by such laws.

24.      Additional Conditions.

         The Committee may establish additional conditions or provisions for the participation of eligible employees in the Plan in order to comply with the tax, securities and other laws and regulations of the countries in which such

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employees reside, even if such conditions or provisions increase the benefits accruing to such employees under the Plan.


                                        Adopted by the Board of Directors
                                        on August 4, 1994.
                                           --------------
                                        Adopted by the Stockholders on
                                        October 7, 1994.
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